Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Ernesto Carlos Leyva Pedrosa and Mariana Miranda Pavón or either of them acting singly, and with full power of substitution and re-substitution, the undersigned’s true and lawful attorney‑in‑fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, solely for purposes of the initial Form 3 filing, to:

1.
prepare, execute and submit to the SEC, and/or any national securities exchange on which América Móvil, S.A.B. de C.V. (the “Company”) securities are listed, the undersigned’s initial Form 3 required to be filed with the SEC under Section of the Exchange Act or any rule or regulation thereunder, with respect to any security of the Company; and

2.
obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding the undersigned’s beneficial ownership of the Company’s equity securities necessary for the preparation and filing of the initial Form 3 from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

1.
This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

2.
Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

3.
Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

4.
This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned’s initial Form 3 has been filed with the SEC, unless earlier revoked by the undersignedin a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of March 11, 2026.

/s/ Daniel Antonio Hajj Aboumrad
Name: Daniel Antonio Hajj Aboumrad